SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549



                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          LABONE, INC.
                    (Exact name of registrant
                  as specified in its charter)


          Delaware                        48-0952323
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification No.)

    10310 W. 84th Terrace
    Lenexa, Kansas                        66214
(Address of Principal Executive    (Zip Code)
Offices)



              LABONE, INC. LONG-TERM INCENTIVE PLAN
                      (Full title of plan)

                      Gregg R. Sadler
                      Secretary
                      LabOne, Inc.
                      10310 W. 84th Terrace
                      Lenexa, Kansas 66214

             (Name and address of agent for service)

                      (913) 888-1770

  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE





                             Proposed   Proposed
                             maximum    maximum
Title of        Amount       offering   aggregate    Amount of
securities to   to be        price      offering     registration
be registered   registered   per share  price        fee




Common Stock    350,000*     $13.50**   $4,725,000   $1,629.31
$.01 par
value per
share



* Includes, pursuant to Rule 416, such indeterminable number of additional shares of Common Stock as may be issued under anti-dilution provisions.

**   Estimated solely for purposes of calculating the
registration fee, pursuant to Rule 457(c), based upon the average of the high and the low prices for the Common Stock as reported on The Nasdaq Stock Market National Market System on May 8, 1995
($13.50 per share).

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

         *Information required by Part I to be contained in the
          Section 10(a) prospectus is omitted from the registration statement in accordance with the Note to
          Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents which have been filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         1. The registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

         2. All other reports filed by the registrant or the Plan pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 since December 31, 1994.

         3. Description of the registrant's Common Stock contained in Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any subsequent amendment or report filed for the purpose of updating such information.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Legal matters in connection with the Common Stock offered hereby have been passed upon for the registrant by Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C., 2420 Pershing Road, Kansas City, Missouri 64108. Mr. R. Dennis Wright, a member of such law firm and a member of its Executive Committee, is a director and stockholder of the registrant. As of May 11, 1995, Mr. Wright owned 2,017 shares of Common Stock of the registrant. As of such date, Mr. Wright also held an option to purchase 13,715 shares of Common Stock of the registrant, dated January 2, 1991, at an option price of $9.875 per share, and an option to purchase 8,285 shares of Common Stock of the registrant, dated March 1, 1991, at an option price of $11.125 per share.

Item 6.   Indemnification of Directors and Officers.

     Section 8 of the registrant's By-laws provides that to the full extent permitted and in the manner prescribed by Delaware law (except for Section 145(f) of the General Corporation Law of Delaware) as the same presently exists, the registrant shall
(a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (except judgments, fines and amounts paid in settlement in the case of an action or suit by or in the right of the corporation) actually and reasonably incurred by such person in connection with such action, suit or proceeding and may (b) pay expenses incurred by any officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the registrant as authorized in Section 8.

     Directors who are not employees of the registrant are also parties to indemnification agreements with Seafield Capital Corporation ("Seafield"), which owns a majority of the registrant's outstanding common stock, pursuant to which the non-employee directors (a) are indemnified by Seafield against all expenses, judgments and fines incurred by them in connection with the defense or settlement of any proceeding in which they may have been involved by reason of the fact that they were acting as non-employee directors of the registrant, and (b) are entitled to reimbursement of expenses in advance from Seafield upon undertaking to repay the same unless it shall ultimately be determined that such directors are entitled to indemnification. Seafield is not obligated under the agreements to indemnify any non-employee director in connection with any expense, judgment or fine paid to the non-employee director under an insurance policy or any other indemnification provision or agreement.

     The registrant is authorized to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the registrant or any person who is or was serving at the request of the registrant as a director, officer, employee, partner (general or limited), trustee or agent of another enterprise against any liability asserted against such person or incurred by such person in any such capacity or status. The registrant currently maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacities as such.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits.

(4-I) Specimen Certificate for shares of the registrant's Common Stock, incorporated by reference from Exhibit (4-I) of the registrant's Registration Statement on Form S-8, Registration No. 33-86232, filed with the Commission on November 15, 1994.

(4-II) Articles IV and IX of the registrant's Certificate of Incorporation, incorporated by reference from Exhibit
          (3)a to the registrant's Annual Report on Form 10-K, dated March 28, 1988, filed with the Commission for the year ended December 31, 1987.

(4-III) Sections 2, 3, 4, 7, 9 and 11 of the registrant's By-Laws, incorporated by reference from Exhibit (3)b to the registrant's Annual Report on Form 10-K, dated March 28, 1988, filed with the Commission for the year ended December 31, 1987.

(5)       Opinion of Hillix, Brewer, Hoffhaus, Whittaker &
          Wright, L.L.C.

(23)      Consent of independent certified public accountants.
          The consent of Hillix, Brewer, Hoffhaus, Whittaker &
          Wright, L.L.C. is contained in its opinion filed as Exhibit (5) hereto.

(99-I) Section 8 of the registrant's By-laws, incorporated by reference from Exhibit (3)b to the registrant's Annual Report on Form 10-K, dated March 28, 1988, filed with the Commission for the year ended December 31, 1987.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(1)(i) and (ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on May 11, 1995.

                           LABONE, INC.
                           (Registrant)


                           By:/s/Bert H. Hood
                             Bert H. Hood
                             Chairman of the Board
                             of Directors, President
                             and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                         Date


/s/Bert H. Hood               Chairman of the              May 11, 1995
Bert H. Hood                  Board of Directors,
                              President, Chief
                              Executive Officer
                              and Director

/s/Robert D. Thompson         Executive Vice               May 11, 1995
Robert D. Thompson            President - Finance,
                              Chief Financial
                              Officer and Treasurer

/s/Kurt E. Gruenbacher        Corporate Controller         May 11, 1995
Kurt E. Gruenbacher


/s/Giorgio Balzer             Director                     May 11, 1995
Giorgio Balzer


/s/Joseph H. Brewer, M.D.     Director                     May 11, 1995
Joseph H. Brewer, M.D.


/s/William D. Grant           Director                     May 11, 1995
William D. Grant


/s/W. Thomas Grant II         Director                     May 11, 1995
W. Thomas Grant II


/s/P. Anthony Jacobs          Director                     May 11, 1995
P. Anthony Jacobs


/s/Neal L. Patterson          Director                     May 11, 1995
Neal L. Patterson


/s/Richard A. Rifkind, M.D.   Director                     May 11, 1995
Richard A. Rifkind, M.D.


/s/Gregg R. Sadler            Director                     May 11, 1995
Gregg R. Sadler


/s/Richard S. Schweiker       Director                     May 11, 1995
Richard S. Schweiker


/s/James R. Seward            Director                     May 11, 1995
James R. Seward


/s/John E. Walker             Director                     May 11, 1995
John E. Walker


/s/R. Dennis Wright           Director                     May 11, 1995
R. Dennis Wright

Exhibit
Number                      Document

(4-I) Specimen Certificate for shares of the registrant's Common Stock, incorporated by reference from Exhibit (4-I) of the registrant's Registration Statement on Form S-8, Registration No. 33-86232, filed with the Commission on November 15, 1994.

(4-II) Articles IV and IX of the registrant's Certificate of Incorporation, incorporated by reference from Exhibit
          (3)a to the registrant's Annual Report on Form 10-K, dated March 28, 1988, filed with the Commission for the year ended December 31, 1987.

(4-III) Sections 2, 3, 4, 7, 9 and 11 of the registrant's By-Laws, incorporated by reference from Exhibit (3)b to the registrant's Annual Report on Form 10-K, dated March 28, 1988, filed with the Commission for the year ended December 31, 1987.

(5)       Opinion of Hillix, Brewer, Hoffhaus, Whittaker
          & Wright, L.L.C.

(23)      Consent of independent certified public accountants.
          The consent of Hillix, Brewer, Hoffhaus, Whittaker
          & Wright, L.L.C. is contained in its opinion filed as Exhibit (5) hereto.

(99-I) Section 8 of the registrant's By-laws, incorporated by reference from Exhibit (3)b to the registrant's Annual Report on Form 10-K, dated March 28, 1988, filed with the Commission for the year ended December 31, 1987.






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